UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2007

HUNTSMAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

HUNTSMAN INTERNATIONAL LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

500 Huntsman Way
Salt Lake City, Utah		84108
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (801) 584-5700

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 22, 2007, Huntsman International LLC (the “Company”) and certain of its subsidiaries (collectively, the “Sellers”), entered into an Amended and Restated Asset Purchase Agreement (the “Amended and Restated Agreement”) with Flint Hills Resources, LP and Flint Hills Resources, LLC (collectively, the “Purchasers”), providing for the sale of the Sellers’ U.S. base chemicals and polymers business assets to the Purchasers.  The Amended and Restated Agreement amends certain terms of the Asset Purchase Agreement, dated February 15, 2007 (the “Original Agreement”), between the Sellers and Flint Hills Resources, LLC.  The Company reported the entry into the Original Agreement on a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 20, 2007.

The Amended and Restated Agreement amends the terms of the Original Agreement to, among other things, provide that the closing of the sale of the Sellers’ U.S. polymers business will occur on or about August 1, 2007, for $150 million plus the value of associated inventory.  The Amended and Restated Agreement also provides for the separate closing of the Sellers’ U.S. base chemicals business for the remaining $306 million of sales price plus the value of associated inventory, following the re-start of the Sellers’ Port Arthur, Texas olefins manufacturing facility.

The foregoing does not constitute a complete summary of the terms of the Amended and Restated Agreement.  The description of the terms of the Amended and Restated Agreement is qualified in is entirety by reference to such agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 2.06.  Material Impairments

In connection with the sale of the U.S. polymers business pursuant to the Amended and Restated Agreement, we expect to record a loss on disposal and concluded on June 22, 2007, that we will record an impairment charge during the three months ended June 30, 2007 of between $250 million and $270 million.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 2.1

Amended and Restated Asset Purchase Agreement dated June 22, 2007 among Flint Hills Resources, LP, Flint Hills Resources, LLC, Huntsman International LLC, Huntsman Petrochemical Corporation, Huntsman International Chemicals Corporation, Huntsman Polymers Holdings Corporation, Huntsman Expandable Polymers Company, LC, Huntsman Polymers Corp. and Huntsman Chemical Company of Canada, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2007	HUNTSMAN CORPORATION
HUNTSMAN INTERNATIONAL LLC

	By:	/s/ L. RUSSELL HEALY
	Name:	L. Russell Healy
	Title:	Vice President and Controller

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 2.1

Amended and Restated Asset Purchase Agreement dated June 22, 2007 among Flint Hills Resources, LP, Flint Hills Resources, LLC, Huntsman International LLC, Huntsman Petrochemical Corporation, Huntsman International Chemicals Corporation, Huntsman Polymers Holdings Corporation, Huntsman Expandable Polymers Company, LC, Huntsman Polymers Corp. and Huntsman Chemical Company of Canada, Inc.